UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2024

Acadia Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 30, 2024, Acadia Realty Trust (the “Company”) and its operating partnership, Acadia Realty Limited Partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC, in their capacity as underwriters (the “Underwriters”), Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC, in their capacity as forward sellers (the “Forward Sellers”), and Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC and Jefferies LLC, in their capacity as forward purchasers (the “Forward Purchasers”), relating to the offer and sale (the “Offering”) of an aggregate of up to 5,000,000 common shares of beneficial interest, par value $0.001 per share (“Common Shares”), of the Company by the Forward Sellers in connection with the forward sale agreements described below. The Company granted the Underwriters an option to purchase up to an additional 750,000 Common Shares. The Company will not initially receive any proceeds from the sale of the Common Shares by the Forward Sellers.

The Common Shares were offered by the Underwriters to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the Offering, on September 30, 2024, the Company also entered into separate forward sale agreements (“Forward Sale Agreements”) with each of the Forward Purchasers. In connection with the execution of the Forward Sale Agreements and at the Company’s request, the Forward Sellers borrowed from third parties and sold to the Underwriters an aggregate of 5,000,000 Common Shares (subject to increase if the Underwriters exercise their option to purchase additional shares). The Company expects to physically settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of those Common Shares upon one or more such physical settlements no later than September 30, 2025. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of Common Shares for cash proceeds, the Company may also elect to cash settle or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case, the Company may not receive any proceeds, and the Company may owe cash or Common Shares to the Forward Purchasers.

Assuming full physical settlement of the Forward Sale Agreements at an initial forward sale price of $22.89 per share (which is the price at which the Underwriters agreed to buy the Common Shares), the Company expects to receive net proceeds of approximately $114.0 million (or approximately $131.2 million if the Underwriters exercise their option to purchase additional Common Shares in full), after deducting underwriting discounts and fees and estimated expenses related to the Forward Sale Agreements and the Offering, upon settlement of the Forward Sale Agreements. The initial forward sale price is subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Company will contribute the net proceeds it receives upon the settlement of the Forward Sale Agreements to the Operating Partnership, which intends to use the net proceeds for general corporate purposes, including funding certain potential investment transactions described in the prospectus supplement for the Offering, working capital and the repayment of indebtedness. Pending such usage, the Operating Partnership expects to invest the net proceeds in short-term instruments.

The Common Shares were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-275356), which became effective upon filing with the Securities and Exchange Commission on November 7, 2023, and a prospectus supplement dated September 30, 2024.

The closing of the Offering occurred on October 2, 2024. The foregoing description of the Underwriting Agreement and the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the exhibits filed with this Current Report on Form 8-K. In connection with the filing of the prospectus supplement, the Company is also filing the opinion of its counsel, Venable LLP, as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 30, 2024, by and among Acadia Realty Trust, Acadia Realty Limited Partnership, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC, in their capacity as underwriters, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC, in their capacity as forward sellers, and Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC and Jefferies LLC, in their capacity as forward purchasers

1.2	Forward Sale Agreement, dated as of September 30, 2024, by and between Acadia Realty Trust and Wells Fargo Bank, National Association

1.3	Forward Sale Agreement, dated as of September 30, 2024, by and between Acadia Realty Trust and Goldman Sachs & Co. LLC

1.4	Forward Sale Agreement, dated as of September 30, 2024, by and between Acadia Realty Trust and Jefferies LLC

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
Dated: October 2, 2024

	By:	/s/ John Gottfried
	Name:	John Gottfried
	Title:	Executive Vice President and Chief Financial Officer